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[PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



April 25, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Simon Worldwide, Inc., which were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 17, 2002. We agree with the statements concerning our Firm in Item 4 of such Form 8-K, but make no comment regarding the statements concerning our Firm in Item 5 or Exhibit 99.1 of such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP